UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 25, 2006

APAC Customer Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Illinois	0-26786	36-2777140
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Six Parkway North, Deerfield, Illinois		60015
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	847-374-4980

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 25, 2006, APAC Customer Services, Inc. (the "Company") entered into Amendment No. 4 (the "Amendment") to the Amended and Restated Loan and Security Agreement (the "Credit Agreement"), by and among LaSalle Bank National Association, as Agent ("LaSalle"), and the Company, dated as of October 31, 2005. The Amendment is effective as of October 1, 2006. Under the terms of the Amendment, LaSalle agreed to provide additional flexibility to the Company by (i) increasing the maximum revolving loan limit from $25 million to $27.5 million; (ii) amending the definitions of EBITDA and Capital Expenditures; (iii) amending certain financial covenants, including the tangible net worth, maximum cash restructuring charge and fixed charge coverage covenants; and (iv) eliminating other financial covenants including the interest coverage covenant. The Amendment is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Amendment No. 4 to Amended and Restated Loan and Security Agreement by and among LaSalle Bank National Association, as Agent, and APAC Customer Services, Inc., as Borrower, effective as of October 1, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APAC Customer Services, Inc.

October 30, 2006	By:	/s/George H. Hepburn III

Name: George H. Hepburn III
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 4 to Amended and Restated Loan and Security Agreement by and among LaSalle Bank National Association, as Agent, and APAC Customer Services, Inc., as Borrower, effective as of October 1, 2006.